EXHIBIT 99.2


WHISTLER, INC.                                                 (OTC BB -WSLR)
FOR IMMEDIATE RELEASE  Sacramento, California                November 26th, 2001
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   WHISTLER, INC. ANNOUNCES ACQUISITION OF REVOLUTIONARY FUEL CELL TECHNOLOGY

Whistler, Inc. (the "Company") (symbol OTCBB: WSLR) announces the signing of an agreement to acquire the fuel cell division of Anuvu Incorporated www.anunvu.com ("Anuvu") including the rights to the Carbon-X fuel cell, an innovative Proton Exchange Membrane (PEM) fuel cell specially designed for mass production. The Company will acquire 100% of the shares of the fuel cell division of Anuvu, a Sacremento based technology development company, in exchange for shares in the Company and a cash payment. The Carbon-X design and technology is mass-production ready and incorporates key features that make it ready for integration into real-world fuel cell powered products. Unlike other competing fuel cells, the Carbon-X fuel cell can be manufactured using industry standard manufacturing technologies without the need to build custom manufacturing lines.

This acquisition is part of the Company's strategy to assemble the right combination of management, experience, technology, and facilities necessary to bring fuel cells to the mass market ahead of other companies operating in this sector. Rex Hodge, currently the CEO/President of Anuvu Incorporated and an acknowledged expert in the fuel cell industry, will join the management team of the acquired fuel cell division. Originally from the aerospace industry, Rex has nearly fifteen years of engineering experience in the fuel-cell sector and was recently commended by the California Energy Commission on his efforts to develop fuel cell technology. He has introduced alternative energy technologies to influential governmental officials throughout the world including a presentation he made at the 2001 Utah Power Summit at the request of Utah's Governor and was key-note speaker at the conference for Power Supply Infrastructure for Alternative Fuel Vehicles in London in 1999 where he delivered a paper "Hydrogen / Oxygen Infrastructure for Fuel Cells".

With the completion of this acquisition, the Company will focus on increasing fuel cell production capacity to the point where a large scale demonstration project can be completed showcasing a diverse number of product applications. There are currently no fuel cell companies delivering fuel cells to the commercial market, resulting in a pent-up demand for units operating in the 1-25 kW range.

The Company plans on embarking on a number of projects to be completed with the cooperation of industry partners and to be used to establish strategic relationships and development contracts with original equipment manufacturers ("OEMs") in target industries. The initial demonstration phase will focus on construction of a pilot manufacturing line which will be the proving ground for custom fuel cell stack designs that meet the requirements of OEMs and support integration into end products. After this initial pilot stage is completed, large-scale test programs will be initiated that will produce beta-fuel cells for use in these target markets. These beta-units will be quickly manufactured on the Carbon-X pilot fuel cell manufacturing line and will allow the Company to secure long-term commercial sales contracts for fuel cell stacks to be used for integration into OEM end products. We believe the strategic partnerships established in the demonstration phase will result in long-term high-volume contracts for the Carbon-X fuel cell.

The scalability of the Carbon-X fuel cell and the design expertise developed during the execution of the commercialization plan will position the Company as an early leader in the market for mass-produced fuel cells.

In a related transaction, Whistler has acquired 100% of the shares of H2 Era, a California based company which owns a license to manufacture and distribute fuel cells using the Anuvu's technology.

The Company is pleased to announce that it has been approved for trading on the Frankfurt stock exchange under the symbol WHX.


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Phone:  (604-915-9520)
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SAFE HARBOR STATEMENT
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Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, commodity prices of precious metals and actual results differing materially from projections because of operation factors, government regulations or factors relied upon from independent sources, may either negatively or positively impact operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in the future periods to differ materially from forecasted results. The Company assumes no obligation to update the information in this release.